Exhibit 99.1

Contact:

Daniel Foley – Investors

David Strow– Media

Harrah’s Entertainment, Inc.

Harrah’s Entertainment, Inc.

(702) 407-6370	(702) 407-6530

Release #HET 07-0541

Charles Atwood Joins Harrah’s Entertainment Board of Directors

LAS VEGAS, July 22, 2005 – Harrah’s Entertainment, Inc. (NYSE: HET) announced today that Charles L. Atwood, Harrah’s senior vice president and chief financial officer, has been elected to the Harrah’s Entertainment Board of Directors, subject to regulatory approvals.

“Chuck brings tremendous financial skill, experience and knowledge of our industry to our board of directors,” said Gary Loveman, chairman, chief executive and president of Harrah’s. “Throughout his 26-year career with Harrah’s, Chuck has played a central role in this company’s successful evolution into the world’s largest casino operator. His contributions to Harrah’s have been invaluable, and it is a distinct pleasure to welcome him to our board.”

As chief financial officer, Atwood oversees all of the company’s finance functions, as well as development and merger and acquisition activities. Atwood joined Harrah’s in 1979, and held numerous finance and development positions within the company before his appointment as chief financial officer in 2001. Atwood also serves on the board of Equity Residential, a publicly traded real estate investment trust that owns and operates multi-family residential properties across the United States.

Atwood’s election expands the Harrah’s board to 13 directors. Atwood becomes the second management representative on the board, joining Loveman.

Harrah’s Entertainment, Inc., is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada 67 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  On June 13, 2005, Harrah’s Entertainment acquired Caesars Entertainment, Inc., and now owns or manages through various subsidiaries more than 40 casinos in three countries, primarily under the Harrah’s, Caesars and Horseshoe brand names. With nearly 4 million square feet of casino space, more than 40,000 hotel rooms and nearly 100,000 employees, the Harrah’s portfolio is the most diverse in the gaming industry.  Harrah’s

Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Harrah’s Entertainment, Inc. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): financial community and rating agency perceptions of Harrah’s; the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah’s operations the companies that it acquires, access to available and feasible financing on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.